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                         SUBSIDIARY BORROWING AGREEMENT

                  SUBSIDIARY BORROWING AGREEMENT, dated as of February 12, 1999 (this "AGREEMENT"), among THE COLEMAN COMPANY, INC., a Delaware corporation (the "SUBSIDIARY"), SUNBEAM CORPORATION, a Delaware corporation (the "PARENT"), and FIRST UNION NATIONAL BANK, as administrative agent (with its successors in such capacity, the "ADMINISTRATIVE Agent") for the several banks and other financial institutions or entities (the "LENDERS") from time to time parties to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Parent, the Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.

                  The parties hereto hereby agree as follows:

                  1. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  2. In order to permit the Subsidiary to request the issuance of Letters of Credit for its own account, the Parent hereby designates, pursuant to Section 2.19 of the Credit Agreement, the Subsidiary as a Subsidiary Borrower under the Credit Agreement.

                  3. The Parent and the Subsidiary represent and warrant that the Applicable Representations and Warranties are true and correct on and as of the date hereof, but only, in the case of the Subsidiary, to the extent such representations and warranties are applicable to it.

                  4. The Parent agrees that its guaranty contained in Article 9 of the Credit Agreement will apply to the obligations of the Subsidiary as a Subsidiary Borrower.

                  5. Upon (a) execution of (i) this Agreement by the Parent, the Subsidiary and the Administrative Agent, (ii) the Subsidiary Borrower Security Agreement dated as of the date hereof by the Subsidiary and the Administrative Agent and (iii) the Second Waiver dated as of the date hereof under the Credit Agreement by the Parent, the Subsidiary, the Administrative Agent and the Required Lenders and (b) the satisfaction of the conditions set forth in Section 2.19 of the Credit Agreement (after giving effect to such Second Waiver), the Subsidiary shall be a party to the Credit Agreement and shall be a Subsidiary Borrower and a Borrower for all purposes thereof, and the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement to the extent applicable to it in its capacity as a Subsidiary Borrower, until such time as the principal of and interest on all Loans, all LC Disbursements and all other amounts, in each case, payable by the Subsidiary in its capacity as a Subsidiary Borrower under the Credit Agreement shall have been paid in full or assumed by the Parent pursuant to an instrument

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acceptable to the Administrative Agent, PROVIDED that, without the prior written consent of the Administrative Agent and the Required Lenders, the Subsidiary shall not be permitted to borrow Loans in its capacity as a Subsidiary Borrower and shall only be permitted to utilize the Revolving Commitments in its capacity as a Subsidiary Borrower to request the issuance of Letters of Credit for its account in an aggregate undrawn face amount not to exceed (a) $50,000,000 on account of Trade Letters of Credit and (b) $2,200,000 on account of standby Letters of Credit.

                  6. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  7. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.



                                       THE COLEMAN COMPANY, INC.

                                       By: /s/ Robert P. Totte
                                          ---------------------------
                                          Name: Robert P. Totte
                                          Title: Vice President



                                       SUNBEAM CORPORATION

                                       By: /s/ Ronald R. Richter
                                          ---------------------------
                                          Name: Ronald R. Richter
                                          Title: Vice President



                                       FIRST UNION NATIONAL BANK,
                                         as Administrative Agent

                                       By: /s/ T. M. Molitor
                                          ---------------------------
                                          Name: T. M. Molitor
                                          Title: Senior Vice President

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